Exhibit 5.2 and 8

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092

tel	(212) 259-8000
fax	(212) 259-6333

November 24, 2008

IDACORP, Inc.

1221 West Idaho Street

Boise, Idaho  83702-5627

Ladies and Gentlemen:

We have acted as New York counsel to IDACORP, Inc., an Idaho corporation (the “Company”), in connection with the preparation and filing of an automatic shelf registration statement on Form S-3 (the “Registration Statement”), which the Company proposes to file on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of 1,486,821 shares of its common stock, without par value (the “Common Stock”) pursuant to the IDACORP, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation, as amended, and Amended Bylaws of the Company; (iii) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and the issuance and sale of the Common Stock and (iv) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof (items (i) through (iv) above collectively, the “Transaction Documents”).  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the Transaction Documents.  We have also assumed the regularity of all corporate procedures.

Based upon and subject to the foregoing, and subject to the further qualifications and limitations expressed below, we are of the opinion that:

(1)        When (i) the Registration Statement shall have become effective under the Securities Act and (ii) the shares of Common Stock shall have been issued, sold and delivered

NEW.YORK...|...LONDON.MULTINATIONAL.PARTNERSHIP...|...WASHINGTON,.DC
ALBANY...|...ALMATY...|...AUSTIN...|...BEIJING...|...BOSTON...|...BRUSSELS...|...CHARLOTTE...|...CHICAGO...|...DUBAI
FRANKFURT...|....HARTFORD...|....HONG.KONG....|....HOUSTON...|...JACKSONVILLE....|....JOHANNESBURG  (PTY).LTD.    |  LOS.ANGELES
MILAN |  MOSCOW |  PARIS MULTINATIONAL.PARTNERSHIP |  RIYADH.AFFILIATED.OFFICE | ROME | SAN.FRANCISCO | SILICON VALLEY |  WARSAW

IDACORP, Inc.

November 24, 2008

pursuant to the terms and provisions of the Plan and for the consideration contemplated thereby, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(2)        The Common Stock to be purchased in the open market is validly issued, fully paid and non-assessable.

(3)        The statements in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences,” to the extent that they purport to summarize certain Federal income tax consequences to participants in the Plan, fairly summarize such consequences in all material respects.

With respect to this opinion, we do not hold ourselves out as experts on the laws of any state other than the State of New York. Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States.  Insofar as this opinion involves matters of the law of the State of Idaho, we have relied upon an opinion of even date herewith addressed to you by Thomas R. Saldin, Senior Vice President and General Counsel of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm contained under the heading “Legal Matters” in said Registration Statement and any amendments thereto and in the prospectus constituting a part thereof.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dewey & LeBoeuf LLP